                                                                    Exhibit 99.2

Designated Filer:                      Retail & Restaurant Growth Capital, L.P.
Issuer & Ticker Symbol:                Teletouch Communications, Inc. (TLLE.OB)
Date of Event Requiring Statement:     August 18, 2011

                            Joint Filers' Signatures

RETAIL & RESTAURANT GROWTH PARTNERS, L.P.
By: Retail & Restaurant Growth Management, Inc.,

By: /s/ Joseph L. Harberg              Date: June 3, 2013
    ---------------------
Name: Joseph L. Harberg
Title: President

RETAIL & RESTAURANT GROWTH MANAGEMENT, INC.

By: /s/ Joseph L. Harberg              Date: June 3, 2013
    ---------------------
Name: Joseph L. Harberg
Title: President